Exhibit 10.2

            2005 FISCAL YEAR MANAGEMENT INCENTIVE COMPENSATION PLAN

         On September 24, 2004, the Compensation Committee of the Board of Directors of Transaction Systems Architects, Inc. (the "Company") approved the 2005 Fiscal Year Management Incentive Compensation Plan (as amended, the "2005 MIC Plan"). On December 10, 2004, the Compensation Committee approved certain amendments to the 2005 MIC Plan. The 2005 MIC Plan is implemented for the Company's 2005 fiscal year beginning October 1, 2004 and applies to management-level employees eligible for a management incentive compensation bonus ("MIC Bonus"). Each of the Company's named executive officers will participate in the 2005 MIC Plan.

         The objective of the 2005 MIC Plan is to incent certain management-level personnel to contribute toward the attainment of the Company's fiscal 2005 consolidated financial goals based on corporate, segment and/or channel specific targets, or specific individual performance objectives. With respect to the Company's senior executives, including the named executive officers, 25% of the MIC Bonus is based on the attainment of certain annual Company-level revenue objectives (the "Annual Revenue Objective"), which is in addition to any quarterly or other annual revenue objectives under the participant's plan.

         The MIC Bonus opportunity is based on targets for five periods -- the Company's four fiscal quarters and its fiscal year end. If the minimum targets are not achieved for a target period, no MIC Bonus is paid for that period. Earned MIC Bonuses are paid quarterly, with the annual MIC Bonus and any Annual Revenue Objective bonus paid at the same time as the fourth quarter payout. MIC Bonuses are paid in cash. A MIC Bonus payout may be more or less than 100% (up to a maximum of 200%) depending on the level of attainment against the underlying objective as set forth in the table below:

   -----------------------------------  -------------------------------------
            Target Attainment                         MIC Bonus
                Percentage                        Payout Percentage
   -----------------------------------  -------------------------------------
              95% Attainment                             50%
             100% Attainment                            100%
             105% Attainment                            125%
             110% Attainment                            150%
             120% Attainment                            200%
   -----------------------------------  -------------------------------------

No bonus shall be paid with respect to the Annual Revenue Objective for less than 100% attainment of that objective.

         Under the 2005 MIC Plan, the annual bonus compensation for the Company's senior corporate executives is based on certain Company-level financial performance measures. For senior executives of the Company's business units, the annual bonus compensation is based on Company-level and segment-level financial performance measures. The table below describes the fiscal year 2005 Company-level and segment-level financial performance measures and the weighting range for such performance measures:

   --------------------------------------------------------------------------
                    Senior Executives' Performance Measures
   --------------------------------------------------------------------------
                                                          Performance Measure
             Performance Measure                            Weighting Range
   ------------------------------------------------------ -------------------
   Company-Level Performance Measures:
    -  Operating Margin..................................     8.33% - 35%
    -  Revenue...........................................    33.33% - 50%
    -  Cash Flow.........................................     8.33% - 15%

   Segment-Level Performance Measures:
    -  Segment/Channel Revenue...........................         25%
    -  Segment/Channel Contribution Margin...............         25%
   --------------------------------------------------------------------------

         For other participants in the 2005 MIC Plan (excluding the Company's senior executives), the annual bonus compensation is based on a combination of some or all of the following: Company-level financial performance measures, segment-level (or channel-level) financial performance measures and specific targets for the individual. The weighting of the performance measures vary for these plan participants depending on the respective business segment in which they are employed.

         The Compensation Committee sets specific target performance measures at the beginning of each fiscal year. These targets are based on a review of the annual operating plan of the Company as a whole and any relevant business segment, considered in the context of prior years' results and other factors.

         A participant in the 2005 MIC Plan must be employed by the Company on the last day of a target period to be eligible to receive a MIC Bonus for that target period. If a participant's employment is terminated for any reason prior to the end of a target period, the participant will not be eligible to receive a MIC Bonus for that period or any subsequent target period. The Company reserves the right at any time during the 2005 MIC Plan year to: (a) amend or terminate the plan in whole or in part, including to adjust plan targets, and (b) revoke any eligible employee's right to participate in the plan.